UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report: August 4, 2014
(Date of earliest event reported): July 30, 2014

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)
(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
On July 30, 2014, Sunoco Partners LLC, the general partner (the “General Partner”) of Sunoco Logistics Partners L.P. (the “Partnership”), executed Amendment No. 4 (the “Amendment”) to the Partnership’s Third Amended and Restated Partnership Agreement (the “Partnership Agreement”), which defines the rights of the holders of partnership interests in the Partnership.
A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As noted above in Item 3.03 of this Current Report on Form 8-K, the General Partner amended the Partnership Agreement on July 30, 2014. Whereas prior to the Amendment, upon the issuance of additional common units by the Partnership, the General Partner was required to make capital contributions to the Partnership to maintain its 2% general partner interest in the Partnership, the Amendment establishes that the General Partner shall not be obligated to make any additional capital contributions to the Partnership except in certain limited circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment No. 4 to Third Amended and Restated Partnership Agreement of Sunoco Logistics Partners L.P. dated as of July 30, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ MARTIN SALINAS, JR.
Martin Salinas, Jr. Chief Financial Officer
August 4, 2014
Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 4 to Third Amended and Restated Partnership Agreement of Sunoco Logistics Partners L.P. dated as of July 30, 2014

4